(DRAFT)
STOCK SUBSCRIPTION AGREEMENT
Sidewinder ExplorationsInc.

1. SUBSCRIPTION: The undersigned, ______________________________________________(the “Subscriber”) hereby Subscribes for the purchase of ________shares of Sidewinder Explorations Inc., a Nevada Corporation (“the Company”), in consideration of the sum of $                                       and submits the total subscription price with this Subscription Agreement. No certificate(s) for share(s) shall be issued to the undersigned until the entire stock subscription price is paid.

2. REPRESENTATIONS AND WARRANTIES: The undersigned Subscriber hereby represents and warrants to the Company:

a.
The undersigned Subscriber understands that the Company’s STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES AGENCY, OR ANY FOREIGN SECURITIES AGENCY.

b.
The undersigned Subscriber is not an underwriter and would be acquiring the Company’s stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

c.
The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;

d.
The stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying whether voluntary or not;

e.	To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any stock acquired pursuant to this Agreement shall be without preference as to assets;
f.
The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any stock of the Company or to cause or permit such stock to be transferred in the absence of any such registration or exemption;

g.	The Subscriber has received a copy of the prospectus, as filed and made effective by the State of Nevada Securities Division, registering the securities for sale.
h.	The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a pre-existing personal and/or business relationship with the Company;
i.
The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

j.
The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting the financial statements and other information regarding the Company contained in the prospectus provided to Subscriber prior to purchase.

3. LIMITED POWER OF ATTORNEY: The undersigned Subscriber hereby constitutes and appoints and grants to a Director of the Issuer, a limited power of attorney for the limited purpose of causing proper reporting and disclosure in connection with this subscription, and in that connection, to sign for him and act in his name, place and stead, in any and all capacities to execute any and all documents to be filed with the US Securities and Exchange Commission and any governmental agency, federal, state or otherwise in connection with any securities filings, including, but not limited to: amendments, exhibits, agreements, concerning shareholders granting said limited attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said limited attorney-in-fact and agent of his substitutes, may lawfully do or cause to be done by virtue thereof.

4. STATUS OF PURCHASER:

[ ] I am not a member of, or an associate or affiliate of a member of the National Association of Securities Dealers.

[ ] I am a member of, or an associate or affiliate of a member of the National Association of Securities Dealers. Attached is a copy of an agreement signed by the principal of the firm with which I am affiliated agreeing to my participation in this investment.

5. MISCELLANEOUS: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The laws of the State of Nevada shall govern the rights of the parties to this Agreement. This Agreement is not assignable without the prior written consent of the Company, any attempt to assign the rights, duties, or obligations which arise under this Agreement without the Company’s prior express written consent shall be void.

The undersigned Subscriber hereby declares and affirms that he or she has read the within and foregoing Subscription Agreement, is familiar with the contents thereof, agrees to abide by the terms and conditions therein set forth and knows the statements therein to be true and correct.

I hereby consent to the use of my name in any prospectus or registration statement which may be filed in connection with any public offering of the Company’s securities, if it is determined by the Company that such disclosure is required.

IN WITNESS WHEREOF, the parties have executed and dated this SUBSCRIPTION AGREEMENT as follows:

Dated this ____ day of _______________, 2007.

SUBSCRIBER:

NUMBER OF SHARES: _______        ______________________________
______________________________
______________________________
______________________________
______________________________
______________________________
______________________________
(Name, address, phone #, fax #, email)

______________________________
(I.D. or Social Security/Ins. Number)

Form of Payment: Check#______________

ACCEPTED BY:

Sidewinder Explorations Inc.

By:_____________________________
       President or Authorized Officer